Exhibit 10.7

DEFERRED COMPENSATION AGREEMENT

This Agreement is made and entered into as of August 1, 1999 by and between APCOA/Standard Parking, Inc., a Delaware corporation (the “COMPANY”), and James A. Wilhelm (the “EMPLOYEE”).

RECITALS

A. The Company regards the Employee as important to the long-term growth and profitability of the Company and has determined that it would be to the advantage and interest of the Company to provide certain additional compensation to the Employee if the Employee continues his employment with the Company until his retirement or earlier death.

B. The Employee wishes to be assured that he or his family will be entitled to a certain amount of additional compensation for some definite period of time from and after his retirement from active service with the Company, whether by reason of his death or otherwise.

C. The parties hereto wish to provide the terms and conditions upon which the Company shall pay such additional compensation to the Employee or his family after his retirement or death.

CLAUSES

Now, therefore, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1. DEFINITIONS.

(a) “ANNUAL RETIREMENT BENEFIT” means an amount equal to $112,500 per annum which, subject to the conditions set forth herein, is to be paid by the Company to the Employee during the period described in Section 2 hereof.

(b) “COMMENCEMENT DATE” means the first day of the third month following the Retirement Date, which is May 1, 2019.

(c) “COMPUTATION DATE” means the May 1 nearest to the date of the Employee’s death.

(d) “DISABLED” OR “DISABILITY” means that the Employee is not able to perform substantially all of the duties of his regular occupation with the Company, except that after the first full twenty-four (24) months of such disability, it means that the Employee is not able to perform substantially all of the duties of his occupation with the Company or any other occupation for which he is or becomes fitted by education, training or experience. The determination of whether the Employee is Disabled shall be made by the Company and shall be final and binding upon the Employee.

(e) “QUALIFYING DISABILITY PERIOD” means the time during which the Employee is Disabled, but only if the Employee’s Disability first occurs while the Employee is in the employ of the Company on a full time basis.

(f) “RETIREMENT BENEFITS” means the aggregate of all of the Annual Retirement Benefit payments due to the Employee for the period described in Section 2 hereof.

(g) “RETIREMENT—DATE” means the date on which the Employee attains age sixty-five (65).

2. RETIREMENT BENEFITS. In consideration of the Employee remaining in its employ, as additional compensation, the Company agrees to pay to the Employee an Annual Retirement Benefit on the Commencement Date and on each anniversary of the Commencement Date until the first to occur of (a) fifteen (15) such annual payments having been made or (b) the Employee’s death. Notwithstanding the foregoing, the Employee will not be entitled to any Retirement Benefits unless the Employee remains in the employ of the Company on a full-time basis without any break or interruption in service (other than a break or interruption in service during a Qualifying Disability Period) from the date hereof to the Retirement Date.

3. DEATH OF EMPLOYEE. Notwithstanding anything to the contrary herein contained, upon the death of Employee, all of the Company’s obligations hereunder shall immediately cease and terminate (except for any unpaid obligations that shall have accrued prior to Employee’s death by reason of paragraph 2 above), and the Company thereafter shall have no further obligation hereunder of any kind or nature whatsoever.

4. TERMINATION OF EMPLOYMENT. The Company’s obligations under Section 2 are conditioned upon the continuous employment of Employment by the Company (or by one of Its partners or affiliates) until his Retirement Date. If the Employee’s employment Is terminated prior to the Retirement Date for any reason whatsoever, except as a result of the Employee’s Disability, then the Employee shall not be entitled to any Retirement Benefits provided under this Agreement and all of the Company’s obligations hereunder shall immediately lapse and terminate. If the Employee’s employment is terminated on account of his Disability, the Employee shall be entitled to the Retirement Benefits on the terms and subject to the conditions set forth herein, but only if his Disability continues until the earlier of (a) his Retirement Date, or (b) the date on which he is re-employed by the Company in substantially the same capacity and performing substantially all of the duties of his employment as at the time the Disability began.

5. TAX WITHHOLDING. The Company shall report the full amount of the Retirement Benefits as compensation to the Employee in the year in which such amount are paid or as the Company may otherwise determine is required by law. Such amounts will be reflected on the Form W-2 issued to the Employee and will be subject to withholding for federal, state and local income and employment taxes as determined by the Company.

6. ASSIGNMENT. The Employee shall not have any power or right to transfer, assign, anticipate, pledge, hypothecate or otherwise encumber any part or all of the amounts payable under this Agreement, nor shall such amounts be subject to attachment, garnishment, levy, execution or other legal or equitable process by any creditor of the Employee, and no such benefit shall be transferrable by operation of law in the event of bankruptcy, insolvency or death of the Employee. Any such attempted assignment, transfer or encumbrance shall be null and void and shall terminate the Company’s obligations under this Agreement and the Company shall thereupon have no further liability to the Employee.

7. UNFUNDED ARRANGEMENT. It is the intention of the parties that this Agreement shall constitute an unfunded and unsecured arrangement maintained for the purpose of providing deferred compensation for a select member of the Company’s management and/or a highly compensated employee for purposes of Title I of ERISA and for federal income tax purposes. Any and all reserves, investments, insurance policies or other assets that may be set aside or purchased by the Company to fund its obligations hereunder shall belong solely to the Company, and the Employee shall not have any rights, claims or interest therein. The Company’s obligations hereunder shall be payable solely from the assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall (a) require the Company to set aside any reserves or other assets to fund its obligations hereunder or (b) create, or be construed to create, a trust of any kind. There is no guaranty that the Company’s assets will be sufficient to pay the benefits contained herein. The Employee agrees that no general or limited partner, employee or agent of the Company (and no officer, director, employee, agent or shareholder of the Company’s general partner) shall be liable for any obligation of the Company of any loss or claim incurred by the Employee in connection with this Agreement. The Employee hereby releases the Company’s general partner or general partners, whether now serving or that may hereafter become admitted as a general partner, from any and all liability to pay the Company’s obligations under this Agreement or to contribute or advance funds to the Company to enable it to satisfy such liability.

8. SUBJECT TO CLAIMS OF CREDITORS. Payments to be made to the Employee shall be made from assets which, for all purposes, shall continue to be a part of the general assets of the Company, and no person shall have, by virtue of the provisions of this Agreement, any interest in, preferred claim on or beneficial interest in any of the Company’s assets. The rights of the Employee to receive payments from the Company under the provisions hereof shall be a mere unsecured contractual right and shall be no greater than the right of any unsecured general creditor of the Company.

9. NO PRIOR RIGHTS. This Agreement is not a contract of employment and neither this Agreement nor any action taken hereunder shall be construed as giving the Employee any right to be retained in the employ of the Company or any of its partners or affiliates nor limit the right of the Company to discharge the Employee. This Agreement provides solely for additional compensation for the Employee’s services, payable after the termination of his employment with the Company and is not intended to be an employment contract.

10. INTEGRATION. This Agreement sets forth the entire agreement between the parties with respect to the matters described herein and all prior discussions and negotiations between them with respect to this subject matter are hereby merged into this Agreement. This Agreement supersedes any and all previous agreements between the parties or between the Employee and the general partner of the Company, written or oral, relating to the subject matter hereof.

11. AMENDMENTS. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, any may not be otherwise terminated except as provided herein.

12. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his successors, assigns, heirs, executors, administrators and beneficiaries.

13. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, return receipt requested, postage repaid, addressed to the Company at its principal office or to the Employee at his last known residence address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.

14. ATTORNEY’S FEES. If any action at law or in equity, or any arbitration proceeding, is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

15. ILLINOIS LAW. This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Illinois. Both parties hereby consent to the exclusive jurisdiction of any state or federal court located within Cook County, Illinois, which is the location of the Company’s principal office, and agree that any litigation or other proceeding instituted hereunder shall be brought in such county and state. The parties waive any objection they may have based on improper venue or forum non conveniens to the conduct of any proceeding instituted in Cook County, Illinois.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

APCOA/Standard Parking, Inc., a Delaware corporation

By: [sig]

Its:

EMPLOYEE:

/s/ JAMES A. WILHELM
JAMES A. WILHELM